EXHIBIT A
                                                                       ---------

                              ARTICLES OF AMENDMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                               LUXTEC CORPORATION

                               Continuation Sheet
                               ------------------

STOCKHOLDER VOTES TO CHANGE THE CORPORATION'S NAME:
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     2,918,564  shares of Common Stock,  par value $.01 per share,  of 6,646,504 shares outstanding;

     15,553 shares of Series B Convertible Preferred Stock, par value $1.00 per share, of 46,889 shares outstanding;

     337,593 shares of Series C Convertible Preferred Stock, par value $1.00 per share, of 344,864 shares outstanding;

     14,008 shares of Series D Exchangeable Preferred Stock, par value $1.00 per share, of 14,008 shares outstanding;

     14,548,855 total votes of the Corporation's capital stock, voting together as a single class, of 19,241,986 total votes for all of the shares of the Corporation's capital stock outstanding.

STOCKHOLDER VOTES TO INCREASE AUTHORIZED COMMON STOCK:
------------------------------------------------------

     2,904,894 shares of Common Stock, par value $.01 per share, of 6,646,504 shares outstanding;

     15,553 shares of Series B Convertible Preferred Stock, par value $1.00 per share, of 46,889 shares outstanding;

     337,593 shares of Series C Convertible Preferred Stock, par value $1.00 per share, of 344,864 shares outstanding;


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     14,008 shares of Series D Exchangeable Preferred Stock, par value $1.00 per share, of 14,008 shares outstanding; and

     14,535,185 total votes of the Corporation's capital stock, voting together as a single class, of 19,241,986 total votes for all of the shares of the Corporation's capital stock outstanding.

STOCKHOLDER VOTES TO CREATE A NEW CLASS OF PREFERRED STOCK:
-----------------------------------------------------------

     2,147,833 shares of Common Stock, par value $.01 per share, of 6,646,504 shares outstanding;

     15,553 shares of Series B Convertible Preferred Stock, par value $1.00 per share, of 46,889 shares outstanding;

     337,593 shares of Series C Convertible Preferred Stock, par value $1.00 per share, of 344,864 shares outstanding;

     14,008 shares of Series D Exchangeable Preferred Stock, par value $1.00 per share, of 14,008 shares outstanding; and


     13,778,124 total votes of the Corporation's capital stock, voting together as a single class, of 19,241,986 total votes for all of the shares of the Corporation's capital stock outstanding.

STOCKHOLDER VOTES TO CHANGE PROVISIONS OF THE SERIES C CONVERTIBLE PREFERRED
STOCK:
--------------------------------------------------------------------------------

     2,154,808 shares of Common Stock, par value $.01 per share, of 6,646,504 shares outstanding;

     15,553 shares of Series B Convertible Preferred Stock, par value $1.00 per share, of 46,889 shares outstanding;

     337,593 shares of Series C Convertible Preferred Stock, par value $1.00 per share, of 344,864 shares outstanding;

     14,008 shares of Series D Exchangeable Preferred Stock, par value $1.00 per share, of 14,008 shares outstanding; and

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


     13,785,099 total votes of the Corporation's capital stock, voting together as a single class, of 19,241,986 total votes for all of the shares of the Corporation's capital stock outstanding.


VOTED: To amend the Articles of Organization of Luxtec Corporation (the "Corporation") to amend and restate Article I thereof in its entirety as follows:

                   "1.  The name by which  the  corporation  shall be known  is:
                   PRIMESOURCE HEALTHCARE, INC."

VOTED: To amend the Corporation's Articles of Organization to amend and restate Article IV thereof in its entirety as follows:

                                   ARTICLE IV

     The total number of shares of all classes of stock which Luxtec Corporation (the "Corporation") shall have authority to issue shall be 60,500,000 shares, consisting of (i) 50,000,000 shares of the Corporation's common stock, $0.01 value per share ("COMMON STOCK"), (ii) 500,000 shares of the Corporation's preferred stock, par value $1.00 per share (the "PAR VALUE PREFERRED STOCK"), and (iii) 10,000,000 shares of the Corporation's preferred stock, no par value per share (the "NO PAR VALUE PREFERRED STOCK" and together with the Par Value Preferred Stock, the "PREFERRED STOCK").

     The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof in respect of each such class of stock of the Corporation.

A.   COMMON STOCK

     In all respects, including but not limited to, dividend, liquidation and voting rights, the Common Stock shall, on a share for share basis, have equal rights. No dividend shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Each holder of shares of Common Stock shall be entitled to one vote for all purposes for each share of Common Stock held.

     Except for and subject to those rights expressly granted to the holders of any series of Preferred Stock, and except to the extent otherwise provided in the Corporation's Articles of Organization or Bylaws or by applicable law, the

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holders of Common Stock shall have exclusively all rights of stockholders of the
Corporation under the Massachusetts Business Corporation Law, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon liquidation, as provided in the Corporation's Articles of Organization, as amended.

B.   PREFERRED STOCK

     The Board of Directors (or a committee thereof) is authorized to establish one or more class or series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock including, but not limited to:

     (a) the number of shares to constitute such class or series and the distinguishing designation thereof:

     (b) the dividend rate (cumulative or noncumulative) on the shares of such class or series and the preferences, if any, and the special and relative rights of such shares of such class or series as to dividends;

     (c) whether or not the shares of such class or series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     (d) the preferences, if any, and the special and relative rights of the shares of such class or series upon liquidation of the Corporation;

     (e) whether or not the shares of such class or series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

     (f) whether or not the shares of such class or series shall be convertible into shares of any other class or any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

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     (g)  the conditions  under  which the shares of such class or series  shall have separate voting rights or no voting rights; and

     (h) such other designations, preferences and relative, participating optional or other special rights and qualifications, limitations or restrictions of such class or series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

     In the event that at any time the Board of Directors (or a committee thereof) shall have established and designated one or more class or series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of
Preferred Stock until designated by the Board of Directors (or a committee thereof) as being a part of a class or series previously established or a new class or series then being established by the Board of Directors.
Notwithstanding the fixing of the number of shares constituting a particular class or series, the Board of Directors (or a committee thereof) may at any time authorize the issuance of additional shares of the same class or series.


VOTED: To amend the Certificate of Vote Establishing a Class or Series of Stock for the Corporation's Series C Convertible Preferred Stock, par value $.01 per share, to (i) delete "30%" in Section 5(o)(ii) thereof and insert in its stead the words "a majority" and (ii) to insert the words "(and any committee or subcommittee thereof)" after the word "Company" in Sections 9(b) and 9(c) thereof.


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